Corporate Presentation

BTCS Inc. (OTCQB: BTCS)

July 2019

Safe Harbor

The following presentation contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements. Those statements include statements regarding the intent and belief or current expectations of BTCS and its affiliates and subsidiaries and their respective management teams, our strategy to create the most shareholder value, plans to create a portfolio of digital assets, and potential acquisition targets . These statements may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek" and similar expressions and include any financial projections or estimates or pro forma financial information set forth herein. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from our expectations include, without limitation, those detailed in our filings with the SEC, including our Form S-1 filed with the SEC on May 28, 2019. Neither BTCS nor any of its affiliates undertakes any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Summaries of documents contained herein and in our filings with the SEC may not be complete and are qualified in their entirety by reference to the complete text of such document. In making an investment decision, you must rely on your own examination of these documents and such additional due diligence as you deem appropriate. We have not authorized any other person to provide you with information that is different from the information contained in our filings with the SEC. If anyone provides you with different or inconsistent information, you should not rely on it.

Our filings with the SEC are available to the public on, and may be reviewed at, the SEC's website http://www.sec.gov and on BTCS' web site (www.btcs.com).

Table of Contents

Investment Highlights

- BTCS Inc. ("BTCS") is an early mover in the blockchain and digital currency ecosystems and the first "Pure Play" U.S. public company focused on digital assets and blockchain technologies.
- Blockchains are distributed public ledgers that allow for the digitization and transfer off assets without 3rd party intermediaries.
- Subject to raising additional capital, we plan to create a portfolio of digital assets with a focus on protocol layers.*
- As Blockchain protocols and applications are built and deployed, we believe we're well positioned to identify tremendous opportunities to create shareholder value.**
- Identify acquisition opportunities in the blockchain space.
- Dedicated management team with the right combination of capital markets experience, industry expertise, and business leadership.

* While we are focused on protocol layer long lived intangible assets (i.e. Digital Assets) we may also acquire application layer assets and security tokens subject to certain limitations of the Investment Company Act of 1940.

** Subject to securing additional financing.

BTCS™

Blockchain Technology Consumer Solutions

Industry Overview

Blockchains Ushering in a New Era of Technology

- The computer and internet age ushered in the digitization and proliferation of information on a global scale.
- Blockchains are ushering in an age of asset digitization and transfer without the need for trusted intermediaries (banks, exchanges, governments, etc.)


The internet changed the way people communicate with each other, blockchains change the way people transact with each other.
Growth
Mainframe Computers
Personal Computers
Internet
Social Media and Cloud
BLOCKCHAINS
Digitization of Information
Digitization of Assets
1970s
1980s
1990s
2000s
2010s
Time

* The above data was prepared by BTCS and reflects solely the opinion of BTCS and its management.

Blockchains Explained

Blockchains are decentralized digital ledgers that record and enable secure peer-to-peer transactions without third party intermediaries.

CURRENT TECHNOLOGIES

(Centralized Systems)

Trust / consensus entrusted to third party intermediaries.


Susceptible to manipulation and corruption
•
Legacy systems consistently hacked

BLOCKCHAINS

(Distributed Systems)

Trust / consensus built into the Blockchain network and secured by cryptography.


Governed by computer code
•
Secured by cryptography
•
Never been hacked[1]

1. Refers to Bitcoin and Ethereum blockchains.

Internet vs. Blockchain Technology Stacks*

	Internet	Blockchain
Technology Overview	Stateless Protocol → Unable to store data	Stateful Protocol → Able to both transmit and store data
Application Layer	World Wide Web Email Video Streaming Cloud Applications Social Media	Crypto Currencies Identity Management Smart Contracts Health Care Records Governance
Protocol Layer	IP v4/v6, TCP, UDP, HTTP, SMTP, IMAP, RTP, FTP, DNS, RTMP	Bitcoin, Ethereum, Ripple, Litecoin, EOS, Stellar, NXT, RSK, Qtum
Infrastructure Layer	Network Hardware, Internet Service Providers, Storage etc.	Mining Servers, Pools, Blockchain Nodes

* For illustration purposes only, i.e. simplification of technology stacks.

Blockchain Potential Use Cases & Disruption

Blockchain technology is radically changing the future of transaction based industries.*


Syscoin
CyberMiles
OpenBazaar
bitWAGE
SNGULAR
augur
GUTS
coinbase
J.P.Morgan
BitGo
itBit
Counterparty
bitshares
r3.
chain
SALT
magnr
ETHLend
t0
symbiont
POWER LEDGER
IOTA
followmyvote.com
civic
CryptoVoter
ARAGON
factom
CLOUDBET
FACTOM
CIRCLE
BLOCKCHAIN
Digital Currency
E-commerce
Global Payments
Remittance
P2P Lending
Microfinance
Smart Contracts
Digital Rights
Escrow
Wagers
Securities
Equity
Private Markets
Debt
Crowdfunding
Derivatives
Record Keeping
Healthcare
Title Records
Ownership
Voting
Intellectual Property

* The above data was prepared by BTCS and reflects solely the opinion of BTCS and its management.

Blockchain Use Case #1: Crypto Currency

In transitioning to our current monetary system, control of our assets has been yielded to trusted intermediaries that often fail.



	BARTER *Before 600BC*	GOLD, SILVER *600BC - present*	FIAT *C806 - present*	CREDIT CARDS, ELECTRONIC BANKING *C1950 - present*	CRYPTO CURRENCIES *C2009 - present*
Free of 3rd party to facilitate trade and ownership	Yes	Yes	No	No	Yes
Government Issued	No	No	Yes	Yes*	No
Secure (Counterfeiting)					
Scarce (Predictable Supply)					

Poor  Excellent

* Credit cards and electronic banking are typically based on government issued currency.
** The above data was prepared by BTCS and reflects solely the opinion of BTCS and its management.

Blockchain Use Case #2: Securities

Blockchains have the potential to remove middleman, lower asset exchange fees, and reduce instability of securities markets.



Current Process
Blockchain Based
Shareholders
Trading
Clearing
Settlement
Custody, Asset Servicing, and Registry
Buyer
Seller
EXCHANGE
CLEARING HOUSE
SETTLEMENT PROCESS
CENTRAL SECURITIES DEPOSITORY, SHARE REGISTRAR
Corporations
Buyer
Seller
Exchange and Post-Trade Blockchain Based Infrastructure
Corporations

Issues:
- Highly complex and fragmented.
- Tasks often duplicated.
- Expensive and time consuming settlement.
- Shares are held in "Street Name", therefor corporations often don't know who their shareholders are.

Benefits:
- Streamlined process.
- Middleman can be eliminated.
- Potentially lower fees.
- Increased transparency.
- Direct communication possible between corporations and shareholders.

* For illustration purposes only, i.e. simplification of process.

Price & Interest in Digital Asset Ecosystem

Total Digital Assets Market Cap[1]



$850bn
$680bn
$510bn
$340bn
$170bn
-
2017
2018
2019

Blockchain Wallet Users[5]



40m
30m
20m
10m
2017
2018
2019

Asset Market Cap Comparison*



Google Market Cap
2
Facebook Market Cap
2
World Silver Reserves
3
Finland
3
Argentina
3
Top 100 Digital Assets
-
$200bn
$400bn
$600bn
$800bn

Confirmed Transactions Per Day[5]



500,000
400,000
300,000
200,000
100,000
2017
2018
2019

Sources: 1. CoinDesk's Q3 2018 State of Blockchain; 2. Yahoo Finance; 3. U.S. Central Intelligence Agency Stock of Broad Money; 4. CryptoCompare.com; 5. Blockchain.com
* As of 12/31/2018 and 12/31/2017 depending on data availability

Blockchains are in "1st Inning"



First 10 Years
10 – 20 Years
20 – 30 Years
Internet Timeline
1969
First Message Transferred
1972
Email Invented
1983
TCP/IP Protocols Adopted
1984
Limited DNS Established
1989
World Wide Web Created
1991
Internet Open To Public
1994
YAHOO!
amazon.com
Netscape
1995
ebay
Java
AOL
1999
Google
myspace.
napster.
Commercialization Begins



Blockchain Timeline
2008
Bitcoin Blockchain White Paper Published
2009
First Bitcoin Transaction
2011
Bitcoin Reaches Parity With U.S. Dollar
2014
Ethereum White Paper Published (Smart Contracts)
2015
Ethereum Initial Release
2017
Smart Contract Era Begins (ICOs, DApps, etc.)
2018
Corporations Working on Blockchain Ledgers:
Walmart
Microsoft
IBM
2019
Bitcoin Averages $200M Trade Volume Per Day
Commercialization Begins

- The internet took 20 years to transition from proof of concept to mass adoption. Smart contract blockchain technologies are in their first 2 years of deployment and may take at least 10 years to be applied across multiple industries.*
- Bitcoin is a great proof of concept for blockchain technology, similar to the internet prior to its mass commercialization.

* For illustration purposes only, i.e. simplification of timeline.

BTCS™

Blockchain Technology Consumer Solutions

Corporate Overview

2019+ Commercialization Drives Opportunities

After 5 years participating in the blockchain ecosystem we believe we have refined our strategy to create the most shareholder value given our resources.

2013-2014 — INITIAL FOCUS

2014 — BROADENED FOCUS

2015-2018 — DIGITAL ASSET AND MINING FOCUS

2019+ — DIGITAL ASSET AND ACQUISTION FOCUS

Bitcoin · Ethereum · Ripple
Litecoin · EOS · Stellar
NXT · RSK · Qtum



BLOCKCHAIN
Digital Currency
E-commerce
Global Payments
Remittance
P2P Lending
Microfinance
Smart Contracts
Digital Rights
Escrow
Wagers
Securities
Equity
Private Markets
Debt
Crowdfunding
Derivatives
Record Keeping
Healthcare
Title Records
Ownership
Voting
Intellectual Property

Management and Board

Charles Allen, *Chief Executive Officer, Chief Financial Officer, and Chairman of the Board*

- Responsible for overall corporate strategy and direction as well as managing corporate finances
- Extensive experience in business strategy, investment banking, investing and capital markets transactions
- Strong engineering background
- B.S. in Mechanical Engineering, Lehigh University, M.B.A. Mason School of Business at the College of William & Mary



Michal Handerhan, *Chief Operating Officer, Co-Founder and Director*

- Supports business strategy and operations
- Former team leader for the National Aeronautics and Space Administration ("NASA") in their Peer Review Services group and web 2.0 developer at NASA's Goddard Space Flight Center
- President of Meesha Media Group, LLC
- B.S. in Computer Science, Czech Technical University



David Garrity, *Director*

- Over 25 years' experience in the financial services industry
- Held senior roles including CFO and board of director positions for both publicly held and private companies
- Partner at BTblock a blockchain consultancy firm
- M.B.A Kellogg School of Management at the Northwestern University



BTCS™

Blockchain Technology Consumer Solutions

Corporate Overview

Digital Asset Strategy

Blockchain Protocols Value Proposition

Blockchain protocols represent the next generation of internet technology.



Web 1.0 & 2.0
Information Exchange Era
1995 <
Business Logic, User Interface & Experience
Companies:
YAHOO!
facebook
AOL
amazon
NETFLIX
airbnb
twitter
Google
LinkedIn
Microsoft
ebay
Expedia
Alibaba.com
Internet Protocols
TCP/IP
Web 3.0
Value Exchange Era
2008 <
User Interface & Experience
Companies
Business Logic
Blockchain Protocols
bitcoin
ripple
ethereum
EOS
RSK
IOTA
golem
Filecoin
STORJ.IO
MaidSafe
Internet Protocols
TCP/IP

- Compared to Web 1.0/2.0, Web 3.0 Blockchain protocols handle business logic. As a result, the execution of business logic migrates from applications to their underlying Blockchain protocols.
- Historically large incumbent tech companies have monetized business logic and therefore value capture will likewise shift from applications to the underlying Blockchain protocols.
- Our efforts are focused on Blockchain protocol layers since picking winning companies or projects have extremely low success rates i.e. 1/1000.
- Therefore, we believe investing in Blockchain protocol layers has the best risk adjusted return profile.

* The above data was prepared by BTCS and reflects solely the opinion of BTCS and its management.

Blockchain Protocol Layers of Interest

Keenly focused on highly disruptive verticals.

Crypto Currencies	Smart Contract Protocols	Internet of Things (IoT)	Computing	Data Storage
bitcoin	ethereum	FOAM	golem	STORJ
litecoin	EOS	IOTA	elastic	Filecoin
ripple	RSK	OAKEN INNOVATIONS	RNDR	swarm
MONERO	Lisk	SIKORKA	iexec	MaidSafe

Digital Asset Acquisition Criteria*

- Established project and/or protocol
- Strong use case for protocol and applications
- Benefits from network effect
- Experienced and proven development team with strong community following
- Creates diversification with respect to other Asset holdings
- Not a security
- Listed on an exchange and has liquidity

* Represents general criteria and management may in their sole discretion acquire assets that don't meet one or any of the above mentioned criteria.

BTCS™

Blockchain Technology Consumer Solutions

Acquisition Strategy

Private Company Acquisition Potential

Close relationships with Blockchain industry leaders and entrepreneurs

Proven record of navigating regulatory environments

Pipeline of potential acquisition targets

Experienced team with a track record of negotiating and closing deals

Ability to identify investment themes in complex and emerging Blockchain industry

Limited number of established public companies focused on Blockchain technology

Summary

- Early mover in the blockchain and digital currency ecosystems and the first "Pure Play" U.S. public company focused on digital assets and blockchain technologies.
- Blockchains are distributed public ledgers that allow for the digitization and transfer off assets without 3rd party intermediaries.
- Subject to raising additional capital, we plan to create a portfolio of digital assets with a focus on protocol layers.*
- As Blockchain protocols and applications are built and deployed, we believe we're well positioned to identify tremendous opportunities to create shareholder value.**
- Identify acquisition opportunities in the blockchain space.
- Dedicated management team with the right combination of capital markets experience, industry expertise, and business leadership.

* While we are focused on protocol layer long lived intangible assets (i.e. Digital Assets) we may also acquire application layer assets and security tokens subject to certain limitations of the Investment Company Act of 1940.

** Subject to securing additional financing.